UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2026

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

707 W. 700 South, Suite 105

Woods Cross, UT 84087

(Address of principal executive office) (Zip Code)

(424) 394-1090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Sky Quarry Inc. (the “Company”) held its special meeting of stockholders on September 18, 2026 (the “Meeting”). As of July 24, 2026, the record date for the Meeting, 8,808,017 shares of common stock were issued and outstanding and entitled to vote. A total of 4,481,963 shares were represented in person or represented by proxy at the Meeting, constituting a quorum.

At the Meeting, the Company’s stockholders voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 6, 2026. The final voting results for each proposal are set forth below.

Proposal 1 – First Reverse Stock Split

Proposal 1 was for the approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect, at the discretion of the Company Board of Directors (the “Board”), a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio not less than 1-for-2 and not greater than 1-for-25, the exact ratio to be set by the Board, on or before the two-year anniversary of the approval of the proposal (the “First Reverse Stock Split”). The results of the voting were as follows:

Votes For:	3,678,019
Votes Against:	710,157
Votes Abstained:	93,787
Broker Non-Votes:	0

Proposal 1 was approved by the affirmative vote of a majority of the votes cast, but not by the majority of the outstanding shares of Common Stock.

Proposal 2 – Second Reverse Stock Split

Proposal 1 was for the approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect, at the discretion of the Board, a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a ratio not less than 1-for-2 and not greater than 1-for-25, the exact ratio to be set by the Board, on or after the date of effectiveness of the First Reverse Stock Split and on or before the two-year anniversary of the approval of this proposal. The results of the voting were as follows:

Votes For:	3,600,553
Votes Against:	777,756
Votes Abstained:	103,652
Broker Non-Votes:	0

Proposal 2 was approved by the affirmative vote of a majority of the votes cast, but not by the majority of the outstanding shares of Common Stock.

Proposal 3 – 2026 Omnibus Incentive Plan

Stockholders approved the Sky Quarry Inc. 2026 Omnibus Incentive Plan. The results of the voting were as follows:

Votes For:	2,041,965
Votes Against:	378,858
Votes Abstained:	110,799
Broker Non-Votes:	1,950,340

Proposal 4 - Adjournment

Stockholders approved one or more adjournments of the Meeting, if necessary, to solicit additional proxies in the event that there were insufficient votes to approve Proposals 1, 2 and 3. The results of the voting were as follows:

Votes For:	3,658,519
Votes Against:	646,051
Votes Abstained:	177,394
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: September 22, 2026	By:	/s/ Marcus Laun
	Name:	Marcus Laun
	Title:	Interim Chief Executive Officer and President